Exhibit 99.1

INDEPENDENT AUDITORS' REPORT

To the Members of

Citron Pharma LLC

Report on the Financial Statements

We have audited the accompanying financial statements of Citron Pharma LLC (the "Company"), which comprise the balance sheets as of December 31, 2015 and 2014, and the related statements of operations, comprehensive income, changes in members' capital, and cash flows for each of the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Citron Pharma LLC as of December 31, 2015 and 2014, and the results of its operations and its cash flows for each of the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As described in Note A, one of the Company's first commercial products, Duloxetine, was one of a few generic products approved for sale for such drug for the period December 2013 to June 2014, and accordingly, the prices charged to customers were significantly higher during this shared exclusivity period than the prices that were charged after competitive generic equivalent products were introduced into the market. Duloxetine comprised a majority of the Company's sales for all periods presented.

/s/ EisnerAmper LLP

Iselin, New Jersey

July 28, 2016

CITRON PHARMA LLC

Balance Sheets

	December 31,
	2015	2014

ASSETS
Current assets:
Cash and cash equivalents	$15,072,110	$80,232,999
Accounts receivable, net	20,492,611	19,541,476
Inventory, net	16,404,030	20,526,476
Prepaid expenses	80,000	348,075

Total current assets	52,048,751	120,649,026

Property and equipment, net	226,472	195,755

Other assets:
Investments - available for sale securities	19,821,559	39,783,476
Due from affiliates	273,389	18,904
Intangible assets, net	1,507,333	4,025,000
Deposits and other assets	10,815	30,815

Total assets	$73,888,319	$164,702,976

LIABILITIES AND MEMBERS' CAPITAL
Current liabilities:
Accounts payable	$25,495,010	$22,666,620
Accrued expenses	33,377,289	52,006,627

Total current liabilities	58,872,299	74,673,247

Members' capital	15,212,048	90,212,298
Accumulated other comprehensive loss	(196,028)	(182,569)

Total members' capital	15,016,020	90,029,729

Total liabilities and members' capital	$73,888,319	$164,702,976

See accompanying notes to financial statements

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CITRON PHARMA LLC

Statements of Operations

	Year Ended
	December 31,
	2015	2014

Net sales	$116,876,000	$291,540,645
Cost of goods sold, including gross contribution margin share of $23,365,217 and $111,114,801, respectively	66,420,940	138,501,974

Gross profit	50,455,060	153,038,671

Selling and marketing expenses	3,863,118	2,328,653
General and administrative expenses	8,406,375	8,402,147
Research and development	3,221,123	12,665,732

Total expenses	15,490,616	23,396,532

Income from operations	34,964,444	129,642,139

Other income (expense):
Interest income	410,427	685,616
Realized loss on investments - available for sale reclassified from accumulated other comprehensive loss	(101,294)	-
Research and development refund	2,000,000	-

Total other income	2,309,133	685,616

Income before provision for income taxes	37,273,577	130,327,755

Provision for income taxes	600,000	2,021,938

Net income	$36,673,577	$128,305,817

See accompanying notes to financial statements

4

CITRON PHARMA LLC

Statements of Comprehensive Income

	Year Ended
	December 31,
	2015	2014

Net income	$36,673,577	$128,305,817

Unrealized loss on investments - available for sale	(114,753)	(182,569)
Reclassification adjustment for loss on investments - available for sale	101,294	-

Total other comprehensive loss	(13,459)	(182,569)

Comprehensive income	$36,660,118	$128,123,248

See accompanying notes to financial statements

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CITRON PHARMA LLC

Statements of Changes in Members' Capital

		Accumulated
		Other	Total
	Members'	Comprehensive	Members'
	Capital	Loss	Capital

Balance, January 1, 2014	$248,934	$-	$248,934
Contributions	534	-	534
Distributions	(38,342,987)	-	(38,342,987)
Net income	128,305,817	-	128,305,817
Unrealized loss on investments	-	(182,569)	(182,569)

Balance, December 31, 2014	90,212,298	(182,569)	90,029,729

Distributions, including distributions of intangible assets totaling $598,500	(111,673,827)	-	(111,673,827)
Net income	36,673,577	-	36,673,577
Unrealized loss on investments - available for sale	-	(114,753)	(114,753)
Reclassification adjustment for loss on investments - available for sale	-	101,294	101,294

Balance, December 31, 2015	$15,212,048	$(196,028)	$15,016,020

See accompanying notes to financial statements

6

CITRON PHARMA LLC

Statements of Cash Flows

	Year Ended
	December 31,
	2015	2014

Cash flows from operating activities:
Net income	$36,673,577	$128,305,817
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,967,932	2,815,822
Realized loss on sales of investments - available for sale	101,294	-
(Increase) decrease in:
Accounts receivable, net	(951,135)	18,210,189
Inventory, net	4,122,446	(19,319,944)
Prepaid expenses, deposits, and other assets	288,075	(369,540)
Increase (decrease) in:
Accounts payable	2,828,390	(8,349,100)
Accrued expenses	(18,629,338)	39,197,003

Net cash provided by operating activities	26,401,241	160,490,247

Cash flows from investing activities:
Purchase of property and equipment	(79,482)	(145,701)
Due from affiliates	(254,485)	-
Proceeds from sales of investments - available for sale	19,847,164	-
Purchases of investments	-	(39,966,045)

Net cash provided by (used in) investing activities	19,513,197	(40,111,746)

Cash flows from financing activities:
Repayment of member loans	-	(1,299,000)
Repayment of advance	-	(600,000)
Contributions by members	-	534
Distributions to members	(111,075,327)	(38,342,987)

Net cash used in financing activities	(111,075,327)	(40,241,453)

Net (decrease) increase in cash and cash equivalents	(65,160,889)	80,137,048
Cash and cash equivalents, beginning of period	80,232,999	95,951

Cash and cash equivalents, end of period	$15,072,110	$80,232,999

Supplemental disclosures of cash flow information and non-cash activity:
Unrealized loss on investments - available for sale	$114,753	$182,569
Non-cash distribution of intangible assets	$598,500	$-

Supplemental disclosure of cash paid:
Income taxes	$1,986,458	$-

See accompanying notes to financial statements

7

CITRON PHARMA LLC

Notes to Financial Statements

December 31, 2015 and 2014

Note A - Organization and Nature of Operations

Citron Pharma LLC (the "Company", "Citron" or "we") is a privately held pharmaceutical company based in New Jersey focused on developing and marketing both branded and generic products in various therapeutic categories.

Citron was formed on January 7, 2013 and did its first commercial product launch on December 11, 2013.

One of the first products launched by Citron was Duloxetine. Duloxetine was one of a few generic products approved for sale to compete with the innovator drug, Cymbalta for the period December 2013 to June 2014, and accordingly, the prices charged to customers were significantly higher during this shared exclusivity period than the prices that were charged after competitive generic equivalent products were introduced into the market. Citron markets 31 products as of December 31, 2015.

We have entered into multiple development, manufacturing, and distribution agreements with vertically-integrated manufacturing and development facilities in North America and India, as the Company does not have its own manufacturing and logistics operations. Citron sells the products procured under these agreements in the United States of America through its sales force to various wholesalers, distributors, and retail chains. Citron uses internal, as well as, third party supply chain resources for order fulfillment and related activities. Citron also intends on expanding its development efforts to commercialize new products either through collaborative agreements or through its own research and development initiatives.

We market products directly to wholesalers, distributors as well as directly to the retail pharmacy chains. Wholesalers and distributors further resell our products to independent pharmacies, managed care organizations, hospitals, nursing homes, pharmacy benefit management companies and government entities. These customers are referred to as "indirect customers" which purchase our products primarily through our wholesale customers, which include three national entities. In North America, wholesalers and retail drug chains have undergone, and are continuing to undergo, significant consolidation, which may result in these groups gaining additional purchasing leverage.

Note B - Summary of Significant Account Policies

[1]	Basis of presentation:

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

[2]	Use of estimates:

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant areas involving management's estimates include revenue recognition, accounts receivable allowances, rebates, returns, discounts and chargebacks, inventory reserve, depreciable and amortizable lives of long-lived assets, and commitments and contingencies.

[3]	Reclassifications:

Certain prior year amounts have been reclassified to conform with current year's presentation.

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CITRON PHARMA LLC

Notes to Financial Statements

December 31, 2015 and 2014

Note B - Summary of Significant Account Policies (continued)

[4]	Cash and cash equivalents:

The Company considers all highly liquid instruments with an original maturity of three months or less when purchased to be cash equivalents. The Company's cash and cash equivalent balances substantially exceed FDIC limits.

[5]	Revenue recognition including sales returns and allowance, chargebacks and other adjustments:

Revenue from product sales is recognized when substantially all the risks and rewards of ownership have transferred to customers, upon passing of risk and title to the customer, when estimates of the selling price and discounts, rebates, promotional adjustments, price adjustments, returns, chargebacks, and other potential adjustments are reasonably determinable, collection is reasonably assured, and persuasive evidence of an arrangement exists. Substantially all of the Company's customers have FOB destination shipping terms in which title to the product does not pass to the customer until it is received by them.

The Company establishes allowances for discounts, rebates, returns, chargebacks, shelf stock adjustments and other adjustments (collectively, "pricing allowances") at the time of sale. In determining the amount of pricing allowances to be established, the Company considers its own business experience and knowledge of industry and competitive practices, as well as its assessment of the impact of price adjustments due to the introduction of competing products, if any. The factors include, but are not limited to, actual pricing allowance experience by product and by customer, the Company's contractual arrangements with its customers, inventory reports, estimates of products in the distribution channel, customers' right of return, the number and timing of market launch of competitive products approved for sale, prescription data (both actual and projected) and estimated size of the market for the Company's products, applicable marketing and pricing regulations and current and projected economic conditions. The data used by the Company in establishing pricing allowances are based on information developed internally and/or obtained from external sources. These pricing allowances are periodically evaluated and adjusted based on updated information that might be available at the time of such evaluation. Pricing allowances are presented as a reduction of revenue in the statements of operations. The principal allowances are as follows:

i.	Chargebacks:

The provision for chargebacks is our most significant reduction from gross revenue. A chargeback represents an amount payable in the future to a wholesaler for the difference between the invoice price paid by our wholesale customer for a particular product and the negotiated contract price that the wholesaler owes to Citron upon wholesaler's sell-through to its customers. Our chargeback provision and related reserve varies with changes in product mix, changes in customer pricing and changes to estimated or reported wholesaler inventories.

The provision for chargebacks also assumes 100% wholesaler sell-through levels to indirect customers at contract prices. The provision for chargebacks is recorded as a reduction of accounts receivable, see Note D.

ii.	Shelf-stock adjustment:

In the event of a price reduction, we are contractually obligated to award an adjustment credit to the extent of the reduction in the purchase price for the on-hand inventory held by our customers at the time of such a reduction in price. Such reduction in purchase price can be either due to reduction in the invoice price or reduction in the negotiated contract price. The provision for shelf-stock adjustment is based on the on-hand inventory information received from the customers or in case of the customers who submit chargeback claims, based on the estimates of the on-hand inventory held by them as per their chargeback claims. The provision for shelf-stock adjustment is recorded as an accrued expense, see Note H.

9

CITRON PHARMA LLC

Notes to Financial Statements

December 31, 2015 and 2014

Note B - Summary of Significant Account Policies (continued)

[5]	Revenue recognition including sales returns and allowance, chargebacks and other adjustments: (continued)

iii.	Rebates:

Rebates include contracted volume-based incentives to direct and indirect customers, Medicaid, other government rebates based on claims incurred and third party managed care and Medicare Part D rebates. Our rebate accruals are reviewed on a quarterly basis against actual claims data. Medicaid rebates are recorded as an accrued expense, see Note H. All other rebates are recorded as a reduction of accounts receivable, see Note D.

iv.	Cash discounts:

Cash discounts are provided to customers that pay within a specific period. The provision for cash discounts are estimated based upon invoice billings. Our customers' payment experience is fairly consistent and most customer payments qualify for the cash discount. Cash discounts are recorded as a reduction of accounts receivable, see Note D.

v.	Bill back:

Bill back adjustments are credits that are issued to certain customers who purchase, both, directly from us as well as indirectly through a wholesaler. These credits are issued in the event that the customer's direct contract price from us is lower than the indirect contract price from the wholesaler. The provision for bill backs is estimated purchasing patterns of qualified customers who purchase product directly from us and supplement their purchases indirectly through our wholesale customers. Bill backs are recorded as a reduction of accounts receivable, see Note D.

vi.	Returns:

The returns in normal course of business are accounted for as sales returns and are reduced from gross sales. In addition, we maintain a returns policy that allows our customers to return product for a credit. In accordance with our return goods policy, credits for customer returns of products are applied against outstanding account activity or settled by check. The current provision reflects estimated product returns based on prior period experience. The provision for returns is recorded as an accrued expense, see Note H.

vii.	All other allowances are recorded as a reduction of accounts receivable, see Note D.

[6]	Intangible assets:

Intangible assets are stated at cost, less accumulated amortization, and are amortized using the sum of the years digits method over their estimated useful lives. This method of amortization most appropriately reflects the pattern in which the economic benefit of the intangible asset is consumed or otherwise used up. We determine amortization periods for intangible assets based on our assessment of various factors impacting estimated useful lives. Such factors include the product's position in its life cycle, the existence or absence of like products in the market, various other competitive and regulatory issues, and contractual terms. Significant changes to any of these factors may result in a reduction in the intangibles' useful life and an acceleration of related amortization expense, which could cause our income to decline.

10

CITRON PHARMA LLC

Notes to Financial Statements

December 31, 2015 and 2014

Note B - Summary of Significant Account Policies (continued)

[6]	Intangible assets: (continued)

Intangible assets will be tested periodically for impairment when events or changes in circumstances indicate that an asset's carrying value may not be recoverable. The impairment testing involves comparing the carrying amount of the asset to the forecasted undiscounted future cash flows. In the event the carrying value of the asset exceeds the undiscounted future cash flows, the carrying value is considered not recoverable and an impairment exists. An impairment loss will be measured as the excess of the asset's carrying value over its fair value, calculated using a discounted future cash flow method. We did not recognize any impairment during the years ended December 31, 2015 and 2014.

[7]	Investments:

The Company's investments include corporate bonds. All of the Company's investments are classified as available for sale. Available for sale securities are measured at fair value based on quoted market values of the securities, with the unrealized gain and (losses) reported as comprehensive income or (loss). The Company has classified as short-term those securities that mature within one year and all other securities are classified as long-term. Realized gains and losses from the sale of available for sale securities are determined on a specific identification basis. Net realized gains and losses from the sale of investment securities available for sale are included in "other income" in the statements of operations. Dividend and interest income are recognized when earned.

[8]	Accounts receivable:

Accounts receivable consists of trade receivables recorded at original invoice amount, less an estimated allowance for uncollectible accounts, returns, chargebacks, rebates, and discounts. Trade credit is generally extended on a short-term basis; thus, trade receivables do not bear interest. Trade receivables are periodically evaluated for collectability based on past credit history with customers and their current financial condition. Changes in the estimated collectability of trade receivables are recorded in the results of operations for the period in which the estimate is revised. Trade receivables that are deemed uncollectible are recorded as an allowance for uncollectible accounts. The Company generally does not require collateral for trade receivables.

[9]	Inventory:

Inventory consists primarily of finished goods held for distribution. Inventories are stated at the lower of weighted average cost or market. In evaluating whether inventory is stated at the lower of cost or market, management considers such factors as the amount of inventory on hand and in the distribution channel, the estimated time required to sell such inventory, remaining shelf life, and current and expected market conditions, including levels of competition. Adjustments to reduce inventories to their net realizable value are charged to cost of goods sold. The determination of events requiring the establishment of inventory valuation reserves, together with the calculation of the amount of such reserves may require judgment. Assumptions utilized in our quantification of inventory reserves include, but are not limited to, estimates of future product demand, consideration of current and future market conditions, product net selling price, anticipated product launch dates, potential product obsolescence and other events relating to special circumstances surrounding certain products.

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CITRON PHARMA LLC

Notes to Financial Statements

December 31, 2015 and 2014

Note B - Summary of Significant Account Policies (continued)

[10]	Property and equipment:

Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives as follows:

	Depreciation Method	Estimated Useful Life

Software and licenses	Straight-line	3 years
Leasehold improvements	Straight-line	Shorter of useful life or lease
Computer and telephone equipment	Double declining	5 years
Furniture and fixtures	Double declining	7 years

Repairs and maintenance, which do not extend the useful lives of the related assets, are expensed as incurred.

The Company reviews the carrying value of property and equipment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its eventual use and disposition. Based on this assessment, management has determined that there was no impairment for the years ended December 31, 2015 and 2014.

[11]	Income taxes:

The Company is constituted as a Limited Liability Company and has elected to be treated as a partnership for tax purposes. The partnership is not subject to U.S. taxation since all income and expenses are taxed at the partner level, however, it is subject to certain U.S. state income taxes, primarily for states that do not recognize partnerships. The provision for income taxes was $600,000 and $2,021,938, respectively, for the years ended December 31, 2015 and 2014.

The Company provides for income taxes in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 740, Accounting for Uncertainty in Income Taxes. These accounting principles require entities to evaluate, measure, recognize and disclose any uncertain income tax positions taken or expected to be taken in their respective returns. There were no significant matters determined to be unrecognized tax benefits taken or expected to be taken in a tax return that have been recorded on the Company's financial statements for the years ended December 31, 2015 and 2014.

[12]	Shipping and handling costs:

Shipping and handling costs, consisting of all costs to warehouse, pick, pack and deliver inventory to customers, are included in selling and marketing expenses. For the years ended December 31, 2015 and 2014, shipping and handling costs totaled approximately $3,138,000 and $1,620,000, respectively.

[13]	Concentration risks:

The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

12

CITRON PHARMA LLC

Notes to Financial Statements

December 31, 2015 and 2014

Note B - Summary of Significant Account Policies (continued)

[13]	Concentration risks: (continued)

In addition, the Company conducts a significant amount of its business with the top three large pharmaceutical wholesalers and large pharmacy chains in the U.S. During the year ended December 31, 2015, the Company's top two customers accounted for approximately 33% of net sales. These two customers also accounted for approximately 48% of gross accounts receivable as of December 31, 2015. During the year ended December 31, 2014, the Company's top three customers accounted for approximately 67% of net sales.

For the year ended December 31, 2015, the Company's top two products, Duloxetine and Tamsulosin, accounted for approximately 45% and 16%, respectively, of net sales. For the year ended December 31, 2014, the Company's top product, Duloxetine, accounted for approximately 95% of net sales.

A significant portion of the Company's products was purchased from two suppliers for the years ended December 31, 2015 and 2014. The Company purchased 95% and 100% of their product from these suppliers for the year ended December 31, 2015 and 2014, respectively.

[14]	Research and development:

During the years ended December 31, 2015 and 2014, the Company incurred research and development expenses of $3,221,123 and $12,665,732, respectively. Research and development costs are expensed as incurred.

[15]	New accounting pronouncements

In May 2014, the FASB issued Accounting Standards Update ("ASU") No. 2014-09, Revenue from Contracts with Customers. This ASU is a comprehensive new revenue recognition model that requires a company to recognize revenue to depict the transfer of goods or services to a customer at an amount that reflects the consideration it expects to receive in exchange for those goods or services. This ASU is effective for annual reporting periods beginning after December 15, 2018. Early adoption is permitted for annual periods ending as early as December 15, 2016. Companies may use either a full retrospective or modified retrospective approach to adopt this ASU, and management is currently evaluating which transition approach to use.

In July 2015, the FASB issued ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory, which changes the measurement principle for inventory from the lower of cost or market to the lower of cost and net realizable value.  ASU No.2015-11 defines net realizable value as estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation.  The new guidance must be applied on a prospective basis and is effective for periods beginning after December 15, 2016, with early adoption permitted.  The Company is currently evaluating the effect that the new guidance will have on its financial statements and related disclosures.

[16]	Subsequent events:

The Company has evaluated subsequent events or transactions that occurred after December 31, 2015 through July 28, 2016 the date which these financial statements were available to be issued.

13

CITRON PHARMA LLC

Notes to Financial Statements

December 31, 2015 and 2014

Note C - Investments and Fair Value Measurement

The Company's investments include corporate bonds. As of December 31, 2015 and 2014, all of the Company's investments are classified as available for sale and are measured at the fair value of $19,821,559 and $39,783,476, respectively, based on quoted market values of the securities. The unrealized gain and losses are reported as comprehensive income or loss. As of December 31, 2015 and 2014, the Company reported unrealized losses of approximately $196,000 and $183,000, respectively, on available for sale securities. Realized gains and losses from the sale of available for sale securities are determined on a specific-identification basis. The Company has classified all securities as long term as of December 31, 2015 and 2014 as no securities mature within one year and all mature within one to three years.

The Company utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those levels:

-	Level 1: Unadjusted quoted prices in active markets for identical assets or liabilities.

-	Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

-	Level 3: Unobservable inputs that reflect the Company's estimates of market participant assumptions.

At December 31, 2015 and 2014, the Company's investments described above are classified as Level 1 for fair value measurement.

Note D - Accounts Receivable, Net

Included in the accounts receivable, net balance at December 31, 2015 and 2014 are the following allowances:

	2015	2014

Gross accounts receivable	$65,108,791	$68,203,248
Less allowance for:
Administrative fees and other rebates	(21,430,721)	(22,411,872)
Chargebacks	(17,970,937)	(18,172,449)
Billbacks	(2,605,761)	(2,023,672)
Discounts	(2,608,761)	(6,053,779)

Accounts receivable, net	$20,492,611	$19,541,476

Note E - Inventory, Net

Inventory consists of the following as of December 31, 2015 and 2014:

	2015	2014

Finished goods	$18,943,983	$23,085,710
Inventory reserve	(2,539,953)	(2,559,234)

Inventory, net	$16,404,030	$20,526,476

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CITRON PHARMA LLC

Notes to Financial Statements

December 31, 2015 and 2014

Note F - Property and Equipment

As of December 31, 2015 and 2014 property and equipment consisted of the following:

	2015	2014

Software and licenses	$126,721	$109,361
Furniture and fixtures	112,800	95,447
Leasehold improvements	44,768	-
Computers and telephone equipment	78,127	78,127
	362,416	282,935

Less: accumulated depreciation	(135,944)	(87,180)

	$226,472	$195,755

Depreciation expense for the years ended December 31, 2015 and 2014 was approximately $49,000 and $74,000, respectively.

Note G - Intangible Assets

As of December 31, 2015 and 2014, intangible assets consisted of the following:

	2015	2014

Product rights	$5,320,000	$7,000,000
Less: accumulated amortization	(3,812,667)	(2,975,000)

Intangible assets, net	$1,507,333	$4,025,000

On December 31, 2015, certain intangible assets were distributed to a member of the Company. The distribution was recorded at net carrying value and amounted to $598,500.

Amortization expense was approximately $1,919,000 and $2,742,000 for the years ended December 31, 2015 and 2014, respectively. The annual amortization (using a four year estimated life) as of December 31, 2015 is as follows:

	2016	2017	Total

Annual amortization	$1,019,667	$487,666	$1,507,333

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CITRON PHARMA LLC

Notes to Financial Statements

December 31, 2015 and 2014

Note H - Accrued Expenses

As of December 31, 2015 and 2014, accrued expenses consisted of the following:

	2015	2014

Provision for shelf stock adjustment	$3,207,983	$28,264,684
Provision for Medicaid rebates	8,988,865	9,861,029
Provision for returns	1,037,709	634,335
Accrued product costs	1,861,127	500,000
Accrued gross contribution margin share	17,285,848	10,343,948
Income taxes payable	635,480	2,021,938
Other accrued expenses	360,277	380,693

Total	$33,377,289	$52,006,627

Note I - Commitments

Lease

The Company leases office space in East Brunswick, New Jersey. The lease requires minimum monthly rental payments of $17,870 from January 1, 2015 through July 31, 2015, increasing on August 1 for each 12-month period to $18,242, $18,614, $18,986, $19,359, $19,731 and $20,103, respectively, to lease maturity in December 2020. The lease was amended in July 2015 as the Company obtained additional lease space. The new amendment requires additional minimum monthly rental payments of $7,551 increasing on October 1 for each 12-month period to $7,691, $7,831, $7,971, $8,110, and $8,250, respectively, to lease maturity in December 2020. Rent expense is recorded on a straight-line basis over the life of the lease.

In December 2015, the Company entered into a lease agreement with an entity under common ownership for unfinished real estate expected to be used in operations in 2016. The lease commences in December 2016, expires in December 2031 and monthly lease payments amount to $102,732.

Rent expense for the year ended December 31, 2015 and 2014 was $141,973 and $134,767, respectively.

Minimum future lease payments, including leases with a company under common ownership, are as follows:

Year Ending

2016	$311,800
2017	1,473,500
2018	1,556,900
2019	1,563,000
2020	1,569,200
Thereafter	13,560,600

$20,035,000

The Company subleases office space to two entities under common ownership. The total aggregate monthly payments are approximately $9,000 and the lease expires in December 2020. The total sublease income related to these agreements is approximately $109,000 for the year ended December 31, 2015 and is recorded as a reduction of rent expense in the statements of operations. The total receivable as of December 31, 2015 and 2014 related to the subleases is $101,573 and $0, respectively and is recorded as due from affiliates in the accompanying balance sheets.

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CITRON PHARMA LLC

Notes to Financial Statements

December 31, 2015 and 2014

Note I - Commitments (continued)

Product cost paid as a gross contribution margin share

The Company has entered into agreements with third parties under which the Company will sell, market, and distribute the products manufactured by the third parties. The price charged by the third parties for products supplied by them includes a fixed price component and a share of gross contribution earned, computed as provided in the agreements. The ratio in which the gross contribution is shared between the Company and the third parties may vary based on product and/or gross contribution thresholds defined in dollars and/or the time elapsed since the first shipment. Gross contribution margin share in the amount of $23,365,217 and $111,114,801 for the years ended December 31, 2015 and 2014, respectively, was included in cost of goods sold. In addition, the total liability relating to the gross contribution margin share is approximately $21,538,220 and $16,294,174 as of December 31, 2015 and 2014, respectively. The amount invoiced totaling approximately $4,252,372 and $5,950,226 as of December 31, 2015 and 2014, respectively is recorded as accounts payable and the remaining amount approximating $17,285,848 and $10,343,948 as of December 31, 2015 and 2014, respectively is recorded as accrued expenses in the accompanying balance sheet (Note H).

Note J - Member Loans and Advances

During 2013, the Company received unsecured short-term financing from two of its members in the amount of $700,000 and $599,000. These loans accrued interest at 0.35% annually. Interest expense amounted to $0 and $835 for the years ended December 31, 2015 and 2014, respectively. The Company also received a short-term advance from an affiliate during 2013. Both were repaid in 2014.

Note K - Related Parties

The Company shares a credit card with entities under common ownership. The credit card charges related to entities under common ownership are recorded as due from affiliates in the accompanying balance sheets and total $2,400 and $0 as of December 31, 2015 and 2014, respectively.

In 2015, the Company paid certain expenses on behalf of entities under common ownership. The total amount paid in 2015 amounted to $169,416 and is included as due from affiliates in the accompanying balance sheets as of December 31, 2015.

An entity with common ownership as the Company performs certain product development services on behalf of the Company. Such services are performed on a fee for services basis and amounted to $0 and $3,297,688 for the years ended December 31, 2015 and 2014, respectively.

The Company rents office space from an entity under common ownership. In addition, the Company subleases office space to entities under common ownership. See Note I.

Note L - Legal Matters

The Company may become involved in litigation or legal matters incidental to the normal conduct of its business, including patent infringement type matters that frequently occur in the generic pharmaceutical industry.

The Company is not party to any currently pending litigation, the outcome of which is reasonably likely to have a material adverse effect on its financial condition, results of operations, or cash flows. However, the ultimate outcome of any litigation is uncertain and, regardless of outcome, litigation can have an adverse impact on the Company because of defense costs, potential negative publicity, diversion of management resources and other factors.

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CITRON PHARMA LLC

Notes to Financial Statements

December 31, 2015 and 2014

Note L - Legal Matters (continued)

In June 2016, the Antitrust Division of the U.S. Department of Justice executed a search warrant against the Company and also served a subpoena requesting documents and other information concerning potential antitrust violations in the sale of Glyburide, Glyburide/Metformin, and Fosinopril HCTZ. Collectively these products accounted for less than 1% of the Company's net sales for the years ended December 31, 2015 and 2014. The Company had discontinued actively selling Glyburide in October 2015. The Company has engaged outside counsel to assist in this investigation. The Company is in the process of responding to the subpoena, and intends to cooperate fully with the investigation. At this time, the Company is unable to develop a reasonable estimate of any potential exposure of loss.

Note M - Subsequent Events

On March 10, 2016 the Company executed a 1-year revolver facility for working capital purposes. This $12.5 million facility is secured by primarily all of the assets of the Company and is subject to certain financial covenants, as defined in the agreement. The facility comes with an accordion provision to extend the revolver amount to $25 million subject to various provisions.

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